UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2005

COMSYS IT PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13956	56-1930691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1800

Houston, Texas 77027

(Address of Principal Executive Offices)

(713) 386-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 28, 2005, COMSYS IT Partners, Inc., a Delaware corporation (“COMSYS”), closed its offering of 3,000,000 shares of common stock at a price of $11.00 per share. Robert W. Baird & Co. Incorporated was the underwriter for the offering. COMSYS received net proceeds of approximately $29.8 million, after underwriting discounts and commissions and offering expenses.

COMSYS used approximately $26.8 million of the net proceeds from the offering to redeem all of its outstanding 15% Series A-1 Preferred Stock and the balance will be used for some or all of the following: acquisitions, working capital, repayment of existing indebtedness, capital expenditures and general corporate purposes.

On January 4, 2006, COMSYS issued a press release announcing the closing of the offering, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, and which is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
*99.1	Press Release dated January 4, 2006 announcing the closing of the offering

*	filed herewith

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: January 4, 2006	By:	/s/ JOSEPH C. TUSA, JR.
	Name:	Joseph C. Tusa, Jr.
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1*	Release dated January 4, 2006 announcing the closing of the offering

*	Filed herewith.